EXHIBIT 4.2


THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NEITHER THIS WARRANT NOR SUCH SECURITIES MAY BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (B) UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS.



                                     WARRANT

                            TO PURCHASE COMMON STOCK

                                       OF

                          OMNICORDER TECHNOLOGIES, INC.


WARRANT NO. A-___

         THIS CERTIFIES that, for value received, _______________, or its permitted assigns registered on the books of the Company (collectively, the "Holder"), is entitled to purchase from OmniCorder Technologies, Inc., a Delaware corporation (the "Company"), at any time, and from time to time, during the exercise period referred to in Section 1 hereof, an initial quantity of _________ shares, as subject to adjustment pursuant to the terms hereof (as so adjusted, the "Warrant Shares") of Common Stock, par value $.001 per share (the "Common Stock"), of the Company. The purchase price for each Warrant Share is $1.10, as subject to adjustment pursuant to the terms hereof (as so adjusted, the "Warrant Share Price"). Securities issuable upon exercise of this Warrant and the price payable therefor are subject to adjustment from time to time as hereinafter set forth. As used herein, the term "Warrant" shall mean this warrant certificate, together with any warrant certificates hereafter issued in consequence of the exercise of this Warrant in part or transfer of this Warrant in whole or in part.

         1. Exercise; Payment for Ownership Interest. The Company shall have reserved sufficient Common Stock (given all other Common Stock share reservations) to allow for the exercise of this Warrant.

                  (a) Upon the terms and subject to the conditions set forth herein, this Warrant may be exercised in whole or in part by the Holder hereof at any time, or from time to time, on or after the date hereof and prior to 5:00 p.m., New York time, on December 14, 2009, by presentation and surrender of this Warrant at the principal offices of the Company, together with the Purchase Form annexed hereto, duly executed, and accompanied by payment to the Company of an amount equal to the Warrant Share Price multiplied by the number of Warrant Shares as to which this Warrant is then being exercised. Moreover, any transfer of Warrant Shares obtained by the Holder in exercise of this Warrant is subject to the requirement that such securities be registered under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws or exempt from registration under such laws. The Holder of this Warrant shall be deemed to be a shareholder owning the Warrant Shares as to which this Warrant is exercised in accordance herewith effective immediately after the close of business on the date on which the Holder shall have delivered to the Company this Warrant in proper form for exercise and payment by certified or official bank check or wire transfer of the cash purchase price for the number of Warrant Shares as to which this Warrant is then being exercised.

                  (b) If this Warrant shall be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder as to which this Warrant has not been exercised. If this Warrant is exercised in part, such exercise shall be for a whole number of Warrant Shares. Upon any exercise and surrender of this Warrant, the Company (i) will issue and deliver to the Holder a certificate or certificates in the name of the Holder for the largest whole number of Warrant Shares to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional Warrant Share to which the Holder otherwise might be entitled, cash in an amount equal to the fair value of such fractional Warrant Share (determined in such reasonable and equitable manner as the Board of Directors of the Company shall in good faith decide), and (ii) will deliver to the Holder such other securities, properties and cash which the Holder may be entitled to receive upon such exercise, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

         2. Adjustments. Securities issuable upon exercise of this Warrant and the Warrant Share Price shall be subject to adjustment from time to time as follows:

                  (a) Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the Company, or any consolidation or merger of the Company with another person, or the sale, transfer or lease of all or substantially all of its assets to another person, shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for their shares, then provision shall be made, in accordance with this Section 2(a), whereby the Holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in addition to or in exchange for, as applicable, the Warrant Shares subject to this Warrant immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such securities or assets as would have been issued or payable with respect to or in exchange for the aggregate Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby if exercise of the Warrant had occurred immediately prior to such reorganization, reclassification, consolidation, merger or sale. The Company will not effect any such consolidation, merger, sale, transfer or lease unless prior to the consummation thereof the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing or leasing such assets shall assume by written instrument (i) the obligation to deliver to the Holder such securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and (ii) all other obligations of the Company under this Warrant. The provisions of this Section 2(a) shall similarly apply to successive consolidations, mergers, exchanges, sales, transfers or leases.

                  (b) Securities Distributions. If, at any time or from time to time after the date of this Warrant, the Company shall distribute to the holders of shares of Common Stock securities, without fair payment therefor, then, and in each such case, the Holder, upon the exercise of this Warrant, shall be entitled to receive such securities or property which the Holder would have held on the date of such exercise if, on the date of this Warrant, the Holder had been the holder of record of the shares of Common Stock acquireable upon such exercise and, during the period from the date of this Warrant to and including the date of such exercise, had retained such shares of Common Stock and the securities receivable by the Holder during such period, subject, however, to the Holder agreeing to any conditions to such distribution as were required of all other holders of shares of Common Stock in connection with such distribution.

                  (c) Other Adjustments. In addition to those adjustments set forth in Sections 2(b) and 2(c), but without duplication of the adjustments to be made under such Sections, if the Company:

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

                           (i) pays a dividend or makes a distribution on its
Common Stock in shares of Common Stock, convertible preferred stock, options, warrants, or other securities or rights directly or indirectly convertible into or exercisable for Common Stock (any such securities or rights, "Equity Securities");

                           (ii) subdivides its outstanding shares of Common
Stock into a greater number of shares;

                           (iii) combines its outstanding shares of Common Stock
into a smaller number of shares;

                           (iv) makes a distribution on its Common Stock in
shares of its capital stock other than Common Stock; and/or

                           (v) issues, by reclassification of its Common Stock,
any shares of its capital stock;

then the number and kind of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted so that the Holder upon exercise hereof shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company that the Holder would have owned or have been entitled to receive after the happening of any of the events described above had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 2(c) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or issuance. If, as a result of an adjustment made pursuant to this Section 2(c), the Holder of this Warrant shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and any other class of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to all holders of Warrants promptly after such adjustment) shall determine the allocation of the adjusted Warrant Share Price between or among shares of such classes of capital stock or shares of Common Stock and such other class of capital stock. The adjustment to the number of Warrant Shares purchasable upon the exercise of this Warrant described in this
Section 2(c) shall be made each time any event listed in paragraphs (i) through
(v) of this Section 2(c) occurs. Simultaneously with all adjustments to the number and/or kind of securities and property to be issued in connection with the exercise of this Warrant, the Warrant Share Price shall, subject to Section 11, also be appropriately and proportionately adjusted such that the amount determined by multiplying the number of Warrant Shares by the Warrant Share Price will be the same as before the adjustment.

                  Notwithstanding the foregoing provisions of this Section 2(c), upon the redemption or repurchase of any Equity Securities issued as described in Section 2(c)(i) or the expiration or termination of the right associated with such Equity Securities to convert into, exchange for, or exercise with respect to, Common Stock, the Warrant Share Price shall, subject to Section 11, be readjusted to such price as would have been obtained had the adjustment made upon the issuance of such Equity Securities been made upon the basis of the issuance of only the number of such Equity Securities as were actually converted into, exchanged for, or exercised with respect to, Common Stock. If the purchase price or conversion or exchange rate provided for in any such Equity Securities changes at any time, then, upon such change becoming effective, the Warrant Share Price then in effect shall, subject to Section 11, be readjusted to such price as would have been obtained had the adjustment made upon the issuance of such Equity Securities been made upon the basis of (A) the issuance of only the number of shares of Common Stock theretofore actually delivered upon the conversion, exchange or exercise of such Equity Securities, and the total consideration received therefor, and (B) the granting or issuance, at the time of such change, of any such Equity Securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price or rate.

                  (d) Sale of Securities. If the Company issues convertible preferred stock in the Rights Offering described in the Company's Private Placement Term Sheet and Exhibits, dated December 6, 2004, at a price per share (the "Rights Offering Price") of less than $1.00 and the Warrant Share Price is then greater than the Rights Offering Price, the Warrant Share Price shall, subject to Section 11, be automatically adjusted to equal the Rights Offering Price.

                  (e) Other Action Affecting Warrant Shares. If the Company takes any action affecting its shares of Common Stock after the date hereof, that would be covered by Sections 2(a), 2(b) or 2(c) but for the manner in which such action is taken or structured, then the Warrant Share Price shall, subject to Section 11, be adjusted in such manner as the Board of Directors of the Company shall in good faith determine to be equitable under the circumstances.

                  (f) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Warrant Share Price pursuant to this Section 2, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company will forthwith mail, by first class mail, postage prepaid, a copy of each such certificate to the Holder of this Warrant at the address of such Holder as shown on the books of the Company.

                  (g) Other Notices. If at any time:

                           (i) the Company shall (i) offer for subscription pro
rata to the holders of shares of the Common Stock any additional equity in the Company or other rights or (ii) take any action of the type described in clauses (i) through (v) of Section 2(c);

                           (ii) there shall be any capital reorganization or
reclassification or consolidation or merger of the Company with, or sale, transfer or lease of all or substantially all of its assets to, another entity; or

                           (iii) there shall be a voluntary or involuntary
dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (A) at least 15 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for the relevant subscription rights, dividend, distribution or issuance, and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 15 days' prior written notice of the date when the same shall take place if no stockholder vote is required and at least 15 days' prior written notice of the record date for stockholders entitled to vote upon such matter if a stockholder vote is required. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such subscription rights, the date on which the holders of shares of Common Stock shall be entitled to exercise their rights with respect thereto, and such notice in accordance with the foregoing clause
(B) shall also specify the date on which the holders of shares of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Failure to give the notice referred to herein shall not affect the validity or legality of the action which should have been the subject of the notice.

         3. No Voting Rights. Except as otherwise provided herein, this Warrant shall not be deemed to confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

         4. Warrants Transferable. This Warrant and all rights hereunder are transferable, in whole or in part, at the principal offices of the Company by the Holder hereof, upon surrender of this Warrant properly endorsed; provided, however, that without the prior written consent of the Company, this Warrant and all rights hereunder may be transferred only (a) to an affiliate of the initial Holder hereof or successor in interest to any such person in a transaction exempt from registration under the Securities Act; or (b) pursuant to the registration of this Warrant or the Warrant Shares under the Securities Act or subsequent to one year from the date hereof under Rule 144 or other exemption from such registration.

         5. Warrants Exchangeable; Loss, Theft, Destruction, Etc. This Warrant is exchangeable, upon surrender hereof by the Holder hereof at the principal offices of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the Warrant Shares which may be subscribed for and purchased hereunder, each such new Warrant to represent the right to subscribe for and purchase such Warrant Shares (not to exceed the maximum aggregate Warrant Shares which may be purchased hereunder) as shall be designated by such Holder hereof at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of a bond or indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant, the Company will issue to the Holder hereof a new Warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the Warrant Shares which may then be subscribed for and purchased hereunder.

         6. Legends; Investment Representations. Any certificate evidencing the securities issued upon exercise of this Warrant shall bear a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (B) UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

         7. Modifications and Waivers. The terms of the Warrants may be amended, modified or waived by written agreement of the Company and the holders of warrants issued in connection with the "Offering" (as defined in the Subscription Agreement, dated as of the date hereof, between the Company and the initial Holder) representing a majority of the Common Stock represented by all such warrants then outstanding.

         8. Miscellaneous. The Company shall pay all expenses and other charges payable in connection with the preparation, issuance and delivery of this Warrant and all substitute Warrants other than as set forth in this Section 8. The Holder shall pay all taxes (other than any issuance taxes, including, without limitation, documentary stamp taxes, transfer taxes and other governmental charges, which shall be paid by the Company) in connection with such issuance and delivery of the Warrants and the Warrant Shares.

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

         9. Records. The Company shall maintain, at the office or agency of the Company maintained by the Company, books for the registration and transfer of the Warrant.

         10. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, solely for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of this Warrant, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of this Warrant. The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Warrant on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by this Warrant. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to the Holder pursuant to Section 2(f) hereof.

         The Company covenants that all Warrant Shares which may be issued upon exercise of this Warrant will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

         11. Adjustment of Number of Warrant Shares Issuable and Exercise Price. The number of Warrant Shares issuable upon the exercise of this Warrant and the Warrant Share Price are subject to adjustment from time to time upon the occurrence of the events enumerated in Section 2; provided, however, that the Warrant Share Price shall not be adjusted until such time as events shall have occurred requiring the adjustment of the then applicable Warrant Share Price by not less than 1% in the aggregate pursuant to Section 2.

         12. Descriptive Headings and Governing Law. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with the laws of the State of New York, and the rights of the parties shall be governed by, the law of such state.

         IN WITNESS WHEREOF, this Warrant has been executed as of this 14th day of December 2004.


                                      OMNICORDER TECHNOLOGIES, INC.


                                      By:
                                         --------------------------------------
                                          Celia Schiffner
                                          Controller

                                  PURCHASE FORM

                                                          Dated:
                                                                ----------, ----

         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _____ Warrant Shares (as such Warrant Shares have been adjusted to date) and hereby makes payment of $_______ in payment of the exercise price thereof.



                                          -------------------------------------